UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                            *****

                           FORM 8-K

                        CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):
                 April 24, 2003


                  Crompton Corporation
(Exact Name of Registrant as Specified in its Charter)


    Delaware          0-30270         52-2183153
(State or other     (Commission      (IRS Employer
 Jurisdiction        File Number)     Identification
 of Incorporation)                    Number)



199 Benson Road, Middlebury, Connecticut      06749
(Address of Principal Executive Offices)    (Zip Code)


                    (203) 573-2000
  (Registrant's Telephone Number, Including Area Code)


Item 5.  Other Events and Regulation FD Disclosure

     Crompton Corporation announced today that it has entered into a definitive agreement to sell its organosilicones business to the GE Specialty Materials division of General Electric Company and to acquire General Electric's Specialty Chemicals business.
At closing, Crompton Corporation will receive $645 million in cash and the General Electric Specialty Chemicals business, which has an agreed-upon value of $160 million. In addition, Crompton Corporation will receive quarterly "earn-out" payments for three years after closing based on the combined performance of General Electric's existing silicones business and the organosilicones business it is acquiring from Crompton Corporation. The earn-out, which is based on incremental contribution margin, will be a minimum of $105 million and a maximum of $250 million payable quarterly over a three-year period. The transaction is subject to regulatory approvals and other customary conditions and is expected to close in the third quarter. A copy of a press release describing the transaction is attached as an exhibit hereto and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

          *         *    *

 (c)  Exhibits.

      Exhibit Number     Exhibit Description

      99.1               Press Release Dated April 24, 2003




                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                   Crompton Corporation
                                        (Registrant)

                                   By:  /s/Barry J. Shainman
                                   Name:   Barry J. Shainman
                                   Title:  Secretary
Date:     April 24, 2003




   Exhibit Index

     Exhibit Number      Exhibit Description

     99.1                Press Release Dated April 24, 2003